Exhibit (d)(26)

Schedule A

Pursuant to paragraph 3 of this Agreement, each class will pay a management fee at the annual rate set forth in the table below of the average daily net assets of the class (computed in the manner set forth in the Trust’s Trust Instrument) throughout the month. “Years to Target Retirement Date” will be determined on the first day of the Fund’s then-current fiscal year and the corresponding annual rate will apply through the last day of that fiscal year.

Years to Target Retirement Date	Fidelity Advisor Annualized Rate (bp)
	Class A	Class M	Class C	Class I	Class Z	Class K6 (formerly Class Z6)
46	74.6	74.6	74.6	74.6	64.3	64.3
45	74.6	74.6	74.6	74.6	64.3	64.3
44	74.6	74.6	74.6	74.6	64.3	64.3
43	74.6	74.6	74.6	74.6	64.3	64.3
42	74.6	74.6	74.6	74.6	64.3	64.3
41	74.6	74.6	74.6	74.6	64.3	64.3
40	74.6	74.6	74.6	74.6	64.3	64.3
39	74.6	74.6	74.6	74.6	64.3	64.3
38	74.6	74.6	74.6	74.6	64.3	64.3
37	74.6	74.6	74.6	74.6	64.3	64.3
36	74.6	74.6	74.6	74.6	64.3	64.3
35	74.6	74.6	74.6	74.6	64.3	64.3
34	74.6	74.6	74.6	74.6	64.3	64.3
33	74.6	74.6	74.6	74.6	64.3	64.3
32	74.6	74.6	74.6	74.6	64.3	64.3
31	74.6	74.6	74.6	74.6	64.3	64.3
30	74.6	74.6	74.6	74.6	64.3	64.3
29	74.6	74.6	74.6	74.6	64.3	64.3
28	74.6	74.6	74.6	74.6	64.3	64.3
27	74.6	74.6	74.6	74.6	64.3	64.3
26	74.6	74.6	74.6	74.6	64.3	64.3
25	74.6	74.6	74.6	74.6	64.3	64.3
24	74.6	74.6	74.6	74.6	64.3	64.3
23	74.6	74.6	74.6	74.6	64.3	64.3
22	74.6	74.6	74.6	74.6	64.3	64.3
21	74.6	74.6	74.6	74.6	64.3	64.3
20	74.6	74.6	74.6	74.6	64.3	64.3
19	74.6	74.6	74.6	74.6	64.3	64.3
18	74.6	74.6	74.6	74.6	64.3	64.3
17	73.7	73.7	73.7	73.7	63.6	63.6
16	72.9	72.9	72.9	72.9	62.9	62.9
15	72.0	72.0	72.0	72.0	62.2	62.2
14	71.2	71.2	71.2	71.2	61.5	61.5
13	70.3	70.3	70.3	70.3	60.8	60.8
12	69.5	69.5	69.5	69.5	60.1	60.1
11	68.6	68.6	68.6	68.6	59.4	59.4
10	67.8	67.8	67.8	67.8	58.7	58.7
9	66.9	66.9	66.9	66.9	58.0	58.0
8	66.1	66.1	66.1	66.1	57.3	57.3
7	65.2	65.2	65.2	65.2	56.6	56.6
6	64.4	64.4	64.4	64.4	55.9	55.9
5	63.5	63.5	63.5	63.5	55.2	55.2
4	62.7	62.7	62.7	62.7	54.5	54.5
3	61.8	61.8	61.8	61.8	53.8	53.8
2	61.0	61.0	61.0	61.0	53.1	53.1
1	60.1	60.1	60.1	60.1	52.4	52.4
0	59.3	59.3	59.3	59.3	51.7	51.7
(1)	58.4	58.4	58.4	58.4	51.0	51.0
(2)	57.6	57.6	57.6	57.6	50.3	50.3
(3)	56.7	56.7	56.7	56.7	49.6	49.6
(4)	55.9	55.9	55.9	55.9	48.9	48.9
(5)	55.0	55.0	55.0	55.0	48.2	48.2
(6)	54.2	54.2	54.2	54.2	47.5	47.5
(7)	53.3	53.3	53.3	53.3	46.8	46.8
(8)	52.5	52.5	52.5	52.5	46.1	46.1
(9)	51.6	51.6	51.6	51.6	45.4	45.4
(10)	50.8	50.8	50.8	50.8	44.8	44.8
(11)	49.9	49.9	49.9	49.9	44.1	44.1
(12)	49.1	49.1	49.1	49.1	43.5	43.5
(13)	48.2	48.2	48.2	48.2	42.8	42.8
(14)	47.4	47.4	47.4	47.4	42.2	42.2
(15)	46.5	46.5	46.5	46.5	41.5	41.5
Thereafter (including investments in Fidelity Advisor Freedom Income Fund)	46.5	46.5	46.5	46.5	41.5	41.5
Effective	01/17/2019	01/17/2019	01/17/2019	01/17/2019	01/17/2019	01/17/2019

FIDELITY ABERDEEN STREET TRUST on behalf of FIDELITY ADVISOR FREEDOM 2065 FUND

By	/s/ Laura M. Del Prato
Laura M. Del Prato
President and Treasurer

FIDELITY MANAGEMENT & RESEARCH COMPANY LLC

By	/s/ Christopher J. Rimmer
Christopher J. Rimmer
Treasurer